                                                                    EXHIBIT 10.3

                   SUBORDINATED CONVERTIBLE PROMISSORY NOTE,
                        SECURITY AGREEMENT AND GUARANTEE

  $1,500,000.00
                                                                   June 26, 1998
                                                            Torrance, California

     THIS SUBORDINATED CONVERTIBLE PROMISSORY NOTE, SECURITY AGREEMENT AND GUARANTEE (this "Agreement") is made and entered into as of the date above by and among P&L Growth Industries, Inc., a California corporation ("Maker"), Summa Industries, a Delaware corporation ("Payee"), and GST Industries, Inc., a California corporation all of whose capital stock is concurrently being purchased by Maker from Payee (the "Company").

                                    RECITALS

     WHEREAS, Maker was recently established with the issuance of 1,000,000 shares of its common stock for the purpose of purchasing of all of the issued and outstanding capital stock of the Company (the "Shares");

     WHEREAS, Maker and Payee have previously entered into that certain Stock Purchase Agreement dated as of June 18, 1998 (the "Stock Purchase Agreement") providing for the purchase by Maker from Payee of all of the Shares. As set forth in Section 2(b) of the Stock Purchase Agreement, a portion of the
          ------------
 Purchase Price (as defined therein) for the Shares is to be paid by Maker to Payee pursuant to the terms and conditions of this Agreement, the form of which is attached as Exhibit A to the Stock Purchase Agreement; and
                ---------

     WHEREAS, this Agreement is being executed and delivered in order to set forth the terms and conditions upon which the indebtedness evidenced hereby is to be paid to Payee by Maker, together with interest thereon as set forth herein, to provide for the subordination of such payment in certain circumstances, to provide for optional conversion of a portion of the principal balance hereunder, and to provide for a guarantee of and security for the payment all amounts due Payee hereunder.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1.  Promise to Pay. Maker  promises to pay to the order of Payee, at
         --------------
Torrance, California, or at such other place as Payee may designate and so notify Maker , the principal sum of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00), with simple interest thereon from the date hereof through June 30, 2005 at the rate of ten percent (10.0%) per annum. Unless sooner due as hereinafter provided, but subject in all events to the provisions of Section 2
                                                                     ---------
below, principal and interest shall be due and payable as follows:

         (a) Interest Payments. Interest on the unpaid principal balance shall
             -----------------
be due and payable in arrears on a monthly basis on the last day of each full or partial calendar month until all principal and accrued but unpaid interest due and payable hereunder has been paid.

         (b) Principal Payments. Principal shall be due and payable on a
             ------------------
calendar quarterly basis as follows: (i) no principal shall be due and payable until September 30, 2000; (ii) twelve quarterly payments of fifty thousand dollars ($50,000.00) each shall be due and payable on the last day of each quarter, with the first payment commencing on September 30, 2000 and continuing through and until June 30, 2003; (iii) eight quarterly payments of seventy five thousand dollars ($75,000.00) each shall be due and payable on the last day of each quarter commencing on September 30, 2003 and continuing through and until June 30, 2005; and (iv) on June 30, 2005, any and all unpaid principal and accrued interest shall be immediately due and payable in full. Any payment under this Agreement shall first be applied to interest due and owing at the date of such payment, and whatever remains after the amount of such interest is deducted from such payment shall be applied to the principal balance due hereunder.

         (c) Prepayment. Maker shall have the right, without penalty, to prepay
             ----------
 the indebtedness represented hereby in part or in full at any time or times during the continuance hereof. Any prepayment pursuant hereto shall first be applied to interest due and owing at the date of such payment, and whatever remains after the amount of such interest is deducted from such prepayment shall be applied to the principal balance due hereunder in reverse order of the maturity schedule set forth in Section 1(b) above.
                                ------------

         (d) Default Interest Rate.  If the indebtedness represented hereby is
             ---------------------
not paid in full at maturity (or earlier upon the acceleration thereof as provided in Section 4 below), it shall thereupon accrue, and Maker hereby
            ---------
expressly agrees to pay as liquidated damages and not as a penalty, interest on the remaining unpaid balance of principal and accrued but unpaid interest at fourteen percent (14%) per annum or the highest rate then permitted by law, whichever is greater, until all unpaid principal and interest is paid in full.

         (e) Certain Waivers. Maker hereby waives demand, presentment for
             ---------------
payment, protest, notice of protest, notice of nonpayment and diligence in collecting the indebtedness represented hereby.

     2.  Subordination.  The payment of principal and interest hereunder is
         -------------
expressly subordinated to the full payment of up to a maximum of one million six hundred twenty five thousand dollars ($1,625,000.00) in the aggregate of indebtedness of Maker for money borrowed from Comerica Bank-California (the "Senior Lender"), whether currently outstanding or from time to time incurred hereafter (collectively, the "Senior Debt"). Concurrently with the execution and delivery hereof, Seller and Senior Lender will enter into a mutually acceptable agreement setting forth in more detail the terms and conditions upon which payments hereunder shall be subordinated to the Senior Debt. It is expressly understood, however, that so long as there is no default in payment of principal or interest on the Senior Debt, Maker shall make all payments hereunder when due, and may make prepayments of principal and interest hereunder.

     3.  Events of Default.  The failure of Maker to fully pay or perform or
         -----------------
observe, on a timely basis, any of its obligations contained in this Agreement shall constitute a default hereunder and shall entitle Payee to the rights and remedies provided in Section 4 below.
                     ---------

Without limiting the foregoing, a default hereunder shall also occur in the event that, without the prior written consent of Payee:

          (a) Bankruptcy.  A voluntary or involuntary petition is filed for the
              ----------
bankruptcy or reorganization of Maker and/or the Company under the Federal bankruptcy or reorganization laws, or if a receiver or keeper is appointed for Maker or the Company or any of their respective assets, or if Maker or the Company makes a voluntary assignment for the benefit of creditors, or if an attachment is levied against a substantial part of the assets of Maker or of the Company, and any such event or condition has not terminated or been removed within thirty (30) days after commencement of such event or condition;

          (b) Merger. Maker and/or the Company is a party to any merger or
              ------
consolidation with one or more other entities, sells all or a substantial portion of its assets or equity, or otherwise engages in any transaction which results in a change in control of Maker or the Company;

          (c) Additional Indebtedness. Maker and/or the Company incurs,
              -----------------------
additively and cumulatively during the continuance hereof, new interest-bearing indebtedness for borrowed money exceeding $500,000.00 in the aggregate (excluding amounts borrowed from Senior Lender that are subject to the provisions of Section 2 above) or makes, cumulatively during the continuance
              ---------
hereof, new capital expenditures exceeding $500,000.00 in the aggregate;

          (d) Acquisitions. Maker and/or the Company acquires another company
              ------------
for a purchase price of $250,000.00 or more, whether as an acquisition of stock or assets;

          (e) Company Quick Ratio.  The Quick Ratio (as defined below) of the
              -------------------
Company becomes less than 0.35 at any time during any full or partial fiscal year during the continuance hereof, as reflected in the financial reports from the Company to Payee specified in Section 3(i) below. For purposes of Sections
                                  ------------                          --------
3(e) and 3(f), the Quick Ratio shall be calculated by dividing (i) the sum of
-------------
all cash and cash equivalents and all trade accounts receivable not greater than sixty (60) days old, by (ii) the sum of all current liabilities, including principal payments due to Senior Lender and/or Payee within twelve (12) months;

          (f) Maker Quick Ratio.  The Quick Ratio of Maker (on a consolidated
              -----------------
basis, calculated as provided in Section 3 (e) above), becomes less than 0.35 at
                                 -------------
any time during any full or partial fiscal year during the continuance hereof, as reflected in the consolidated financial reports from Maker to Payee specified in Section 3(j) below;
   ------------

          (g) Company Specified Net Worth.  The tangible net worth of the
              ---------------------------
Company shall at any time be less than Specified Net Worth (as defined below). For purposes of this Section 3(g), the Specified Net Worth shall be $800,000.00
                     ------------
during the first full year following the date hereof, with the Specified Net Worth to be increased by at least $150,000.00 in the first year thereafter and by at least $200,000.00 each year thereafter during the continuance hereof, in each case as reflected in the financial reports to Payee specified in Section
                                                                      -------
3(i) below;
----

          (h) Maker Specified Net Worth (Deficit).  The tangible net worth of
              -----------------------------------
Maker, on a consolidated basis, shall at any time be less than Specified Net Worth (Deficit) (as defined below). For purposes of this Section 3(h), the
                                                          ------------
Specified Net Worth (Deficit)
shall be ($1,200,000.00) during the first full year following the date hereof, with the Specified Net Worth to be increased by at least $150,000.00 in the first year thereafter and by at least $200,000.00 each year thereafter during the continuance hereof, in each case as reflected in the financial reports to Payee specified in Section 3(j) below;
                   ------------

          (i) Company Financial Statements.  The Company shall fail to provide
              ----------------------------
to Payee (i) internally prepared quarterly reports of the Company (within 25 days following the end of each fiscal quarter), consisting of income statements for the preceding calendar quarter and the fiscal year to date, a balance sheet as of the end of the calendar quarter, and a receivables listing as of the end of the calendar quarter, and (ii) internally prepared annual financial statements of the Company (within 90 days following the end of each fiscal year), in all cases prepared in accordance with generally accepted accounting principles applied on a basis consistent with that on which the historical financial statements of the Company were most recently prepared prior to the date hereof;

          (j) Maker Consolidated Financial Statements. Maker shall fail to
              ---------------------------------------
provide to Payee (i) internally prepared consolidated quarterly reports pertaining to Maker (within 25 days following the end of each fiscal quarter), consisting of consolidated income statements for the preceding calendar quarter and the year to date and a consolidated balance sheet as of the end of the calendar quarter, and (ii) annual consolidated financial statements of Maker (within 90 days following the end of each fiscal year) which have been reviewed by an independent, certified public accounting firm reasonably acceptable to Payee, in all case prepared in accordance with generally accepted accounting principles applied on a basis consistent with that on which the historical financial statements of the Company were most recently prepared prior to the date hereof;

          (k) No Material Transfers of Company Assets.  During the continuance
              ---------------------------------------
hereof, the Company shall transfer, in any single action or a series of related actions, a material quantity of the assets of the Company to any other person or entity, other than the sale or disposition of products in the ordinary course of business and as may be permitted under Section 3(l) below;
                                       ------------

          (l) Company Distributions.  Other than in connection with
              ---------------------
participation in group benefit plans, the Company shall make any payment or other distribution of any kind to or for the account or benefit of Maker or any owners of Company equity, whether as salary, fees, expenses, corporate charges or other remuneration, dividends, repurchases or redemptions of capital stock, or otherwise, which exceed $100,000.00 in the aggregate on an annual basis; provided, however, that Buyers may distribute to Maker amounts necessary to pay
-----------------
(i) principal and interest on this Agreement, (ii) principal and interest on the Senior Debt, (iii) amounts required to pay Maker's and the Company's portion of lawful taxes if Maker files on a consolidated basis, and (iv) amounts due Payee pursuant to that certain License Agreement between Payee and the Company entered into concurrently herewith;

          (m) Cross Default - Senior Lender.  There shall have occurred an event
              -----------------------------
which constitutes, or with the passage of time or the giving of notice would constitute, a default under any agreements now or hereafter existing between Maker and/or the Company, on the one hand, and Senior Lender on the other, and any such event has not terminated or been removed within ten (10) days after Maker or the Company has received written notice of the commencement of such event; or

          (n) Cross Default - Stock Purchase Agreement.  There shall have
              ----------------------------------------
occurred an event which constitutes, or with the passage of time or the giving of notice would constitute, a default under any term or condition of the Stock Purchase Agreement or the documents related thereto (including the License Agreement referenced therein), or any other agreement to which the Company and/or Maker is a party, or by which any of their respective assets or properties may be bound, involving an amount in excess of $10,000.00 or having a term of six (6) months or more, and any such event has not terminated or been removed within ten (10) days after Maker or the Company has received written notice of the commencement of such event.

     4.   Acceleration Upon Default.  Upon the occurrence of a default
          -------------------------
specified in Section 3 above, but subject in all events to the provisions of
             ---------
Section 2 above, the principal amount of all indebtedness then owing hereunder
---------
and all unpaid accrued interest thereon, together with any and all additional indebtedness owed by Maker and/or the Company to Payee, shall become immediately due and payable, without notice, presentment or demand of any kind, all of which are expressly waived by each of Maker and the Company. In such event, Payee may proceed to satisfy such default by enforcing its rights under this Agreement in any manner provided by law, which may include, without limitation, proceeding against the Pledged Stock, the Guarantor and/or the Collateral pursuant to the provisions of Sections 5, 6 and 7 below. The amount involved in the default
              -------------------
shall include the costs and expenses, including attorneys' fees, incurred by Payee in enforcing its rights hereunder. Payee may exercise all of its rights and remedies concurrently or in such order as it may determine, and the failure of Payee to exercise any rights or remedies it may have upon a default hereunder shall not be deemed a waiver of any rights, or a release of the Company or Maker from any obligation hereunder, unless such waiver or release is given in writing by Payee, and, in such event, no such waiver shall be deemed to constitute a waiver of any succeeding default. In the event that Payee is precluded from enforcing any of its rights hereunder by virtue of the provisions of Section 2
                                                                     ---------
above, and for so long as the restrictions imposed under Section 2 shall
                                                         ---------
continue, neither the Company nor Maker shall incur any new interest bearing indebtedness for borrowed money, make any new capital expenditures, acquire any other company, whether as an acquisition of stock or assets, or enter into any transaction specified in Section 3(b) above.
                         ------------


     5.  Pledged Stock.
         -------------

         (a) Pledge of the Shares.  As security for the prompt and full
             --------------------
performance by Maker of all of its obligations hereunder, Maker grants a security interest in and pledges to Payee the Shares. Concurrently with the execution hereof, Maker shall deliver to Senior Lender, as "Pledgeholder," the stock certificates evidencing ownership of the Shares. The Shares, as such may be adjusted by any reclassification, stock split, stock dividend or similar adjustment, or pursuant to any merger, consolidation, sale of assets or reorganization, and any and all subsequently issued ownership interests in the Company held by anyone other than Payee (all of which shall be delivered to Pledgeholder to hold as provided herein), are hereinafter collectively referred to as the "Pledged Stock". Pledgeholder shall hold the Pledged Stock as security for the performance by Maker and the Company of all of their obligations under and in accordance with the terms of this Agreement.

         (b) Ownership of Pledged Stock.  During the continuance of this
             --------------------------
Agreement, except for the security interest created hereby and any of the Shares obtained by Payee as provided herein, Maker shall remain the sole owner of the Pledged Stock, free from any adverse claim of ownership or any lien, security interest or encumbrance of any kind, and shall retain all dividend, voting and other rights with respect to any securities subject hereto, except for the right to sell, assign, encumber or otherwise transfer the Pledged Stock or any interest therein without the prior written consent of Payee, to be given or withheld in Payee's sole discretion.

         (c) Future Obligations.  During the continuance of this Agreement, the
             ------------------
security interest granted hereby shall also cover any present or future indebtedness or obligations of Maker and/or the Company to Payee, whether absolute or contingent, which Payee may permit Maker and/or the Company to incur during the continuance hereof.

         (d) Release of Pledged Stock.  Upon the full and complete discharge of
             ------------------------
all of the indebtedness and obligations guaranteed hereby, the Pledged Stock shall be released from the security interest created hereby. Pledgeholder will thereupon promptly take such actions and deliver such documents and instruments as may be necessary to reconvey and return the Pledged Stock to Maker and to release the security interest therein created hereby, and this Agreement shall thereafter terminate.

     6.  Guarantee.  Subject in all events to the provisions of Section 2 above,
         ---------                                              ---------
the Company (as used herein, the "Guarantor") hereby unconditionally guarantees to Payee the timely payment and performance of all of the obligations of Maker hereunder. The obligations of Guarantor shall be independent of the obligations of Maker and a separate action or actions may be brought and prosecuted by Payee against Guarantor. Guarantor authorizes Payee, without notice or demand and without exonerating or otherwise affecting the liability of Maker, to compromise, extend, accelerate or otherwise change the time for payment or to modify any other term(s) of payment of the indebtedness guaranteed hereby, or to take, hold or release additional security for the performance of this guarantee or the payment of the indebtedness and obligations of Maker guaranteed hereby, or to apply any and all security in whatever manner Payee may determine. Guarantor waives any right to require Payee to proceed against Maker, to proceed against or exhaust any security, including without limitation the Pledged Stock specified in Section 5 above and the Collateral specified in Section 7 below, or
             ---------                                       ---------
to pursue any other remedy in Payee's power whatsoever. Guarantor waives all demand or notice of nonpayment or nonperformance by Maker of the indebtedness and obligations hereby guaranteed. Any indebtedness of Maker now or hereafter owed to Guarantor is hereby subordinated to any amounts or other monies due and payable by Maker to Payee. Guarantor agrees to pay all attorneys' fees and other costs and expenses which may be incurred by Payee in enforcement of this guarantee. In the event that the right to receive the payment and performance of Maker guaranteed hereby is assigned, this guarantee shall continue and the assignee shall be entitled to the full benefits hereof.

     7.  Security for Performance of Guarantee.
         -------------------------------------

         (a) Grant of Security Interest.  As security for the prompt and full
             --------------------------
performance by Guarantor of the obligations of Guarantor to Payee under the provisions of Section 6 above, the Company hereby grants to Payee a security
              ---------
interest in those tangible
and intangible assets of the Company (the "Assets") described on the Financing Statement on Form UCC-1 attached hereto as Exhibit A and by this reference
                                           ---------
incorporated herein which the Company has executed and is delivering to Payee concurrently with the execution of this Agreement, together with such other documents and instruments as may be necessary or appropriate to enable Payee to perfect this security interest in the Assets.

          (b) Collateral.  The Assets, together with any other property of the
              ----------
Company that may become subject hereto, are hereinafter collectively referred to as the "Collateral." The security interest granted hereby covers all properties of the same kind and character as those which are covered by and subject hereto which the Company may hereafter acquire at any time until the termination of this Agreement, as well as any and all of the proceeds resulting from therefrom.

          (c) Future Obligations.  The security interest granted hereby shall
              ------------------
also cover any present or future indebtedness or obligations of the Company to Payee, whether absolute or contingent, which Payee may permit the Company to incur during the continuance hereof.

          (d) Collateral Ownership.  Except for the security interest created
              --------------------
hereby and the security interest therein granted by the Company to Senior Lender as contemplated by the agreements between such parties, the Company is the owner of the Collateral free from any adverse claim of ownership or any lien, security interest or encumbrance of any kind, and shall retain all rights therein subject to the terms and conditions hereof, except for the right to sell, assign, encumber or otherwise transfer the Collateral or any interest therein (other than in connection with the acquisition by the Company of new assets wherein one or more third parties from whom such new assets are obtained reserves a purchase money or comparable security interest therein) without the prior written consent of Payee, to be given or withheld in Payee's sole discretion.

          (e) Subordination to Senior Lender.  Payee understands and agrees that
              ------------------------------
the security interest in the Collateral granted hereby shall be subordinate to the security interest therein granted by the Company to Senior Lender in the agreements between such parties.

     8.  Convertibility.
         --------------

         (a) Conversion of Principal.  Payee, at its sole option at any time
             -----------------------
during the term of this Agreement, may elect by written notice delivered to Maker at its address set forth in Section 9 hereof to convert up to five hundred
                                  ---------
and twenty five thousand dollars ($525,000.00) of unpaid principal due hereunder into shares of common stock (or any other form of equity into which shares of such common stock have been converted) of Maker ("Conversion Stock") at a conversion price equal to three dollars ($3.00) per share ("Conversion Price"). NO PORTION OF THE PRINCIPAL DUE HEREUNDER SHALL BE CONVERTED INTO SECURITIES OF MAKER IF SUCH CONVERSION WOULD VIOLATE FEDERAL SECURITIES LAWS OR APPLICABLE STATE SECURITIES LAWS.

         (b) Antidilution. The number of shares of Conversion Stock and the
             ------------
Conversion Price thereof shall be proportionately adjusted for any and all declared or actual increases or decreases in the number of issued securities of Maker resulting from any subdivisions or consolidations or the payment of any stock dividends, stock splits or any other increases or decreases in the number of issued securities effected without receipt of consideration by Maker. If Maker is a party to or involved in any mergers or consolidations or changes in control, the conversion rights in subsection 8(a) above shall entitle Payee to the same consideration as a holder of the number of shares of Conversion Stock subject to such conversion rights would have been entitled if such conversion rights had been exercised in their entirety immediately prior to any such merger or consolidation or change in control.

     9.  Notices. Any notice or other communication given hereunder to any party
         -------
by another shall be in writing and delivered personally or by overnight, registered or certified mail, postage prepaid, as follows:

          To Maker:

                              James M. Phillips, Jr.
                              2603 Main Street
                              East Tower, Suite 1300
                              Irvine, CA 92614


          To the Company:

                              GST Industries, Inc.
                              3601 West Central Avenue
                              Santa Ana, CA 92704
                              Attn: Mr. Robert S. Levine
          To Payee:

                              Summa Industries
                              21250 Hawthorne Blvd., Suite 500
                              Torrance, CA 90503
                              Attn:  James R. Swartwout

          or to such other address as a party shall hereafter designate in writing and give notice thereof to the others in accordance with the foregoing. Any such notice or other communication shall be deemed delivered upon receipt if personally delivered, or forty-eight (48) hours after sent by overnight, registered or certified mail.

     10.  Successors and Assigns.  Except as may be provided herein to the
          ----------------------
contrary, the provisions hereof shall inure to the benefit of and be binding upon the heirs, administrators, executors, assigns and successors in interest of each of the parties hereto. Maker and the Company may not assign or transfer any of their rights or obligations hereunder without the prior written consent of Payee, to be given or withheld in Payee's sole discretion. Any notice or other action hereunder by any successor shall be effective only if accompanied by proper evidence of authority to act.

     11.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
all respects in accordance with the laws of the State of California, excluding choice of law provisions thereof.

     12.  Counterparts; Originals; Headers.  This Agreement may be executed in
          --------------------------------
any number of counterparts, each of which shall be deemed an original for all purposes, including the judicial proof of any of the terms hereof, but all of which taken together shall constitute one and the same agreement. Headers used herein are for convenience of reference only and shall not affect the interpretation of this Agreement.

     13.  Cooperation.  Each party hereto agrees to execute and deliver such
          -----------
other documents and instruments and to cooperate in the filing, recordation or other acts similarly necessary, and to take such other actions as may be necessary or appropriate in order to carry out the intent and purposes of this Agreement.

     14.  Consent to Jurisdiction: Forum Selection.  The parties agree that all
          ----------------------------------------
actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the Federal or state courts located in the County of Los Angeles or County of Orange, State of California. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than those specified in this section. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this section, and stipulates that the Federal and state courts located in the County of Los Angeles and County of Orange, State of California shall have in personam jurisdiction and venue over each of them for the purpose of litigating any dispute, controversy or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement, or in the manner set forth in Section 8 of this Agreement for the giving of notice. Any
                    ---------
final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

     15.  Attorneys' Fees.  Should any litigation be commenced concerning this
          ---------------
Agreement or the rights and duties of any party with respect to it, the party prevailing shall be entitled, in addition to such other relief as may be granted, to such party's attorneys' fees, costs and expenses, determined by the court in such litigation or in a separate action brought for that purpose.

     16.  Entire Agreement.  This Agreement, together with the Stock Purchase
          ----------------
Agreement, contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written agreements and understandings relating to the subject matter hereof.

     17.  Severability.  If any provision of this Agreement or the application
          ------------
of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof or the portion, if any, of such provision that may be enforceable.

     18.  Waivers.  Any particular Event of Default as described in Section 3
          -------                                                   ---------
may be waived only upon the written consent of Payee or the subsequent holder(s) of this Agreement. Payee shall not be deemed by any act, omission or commission to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee and then only to the extent specifically set forth in such writing. A waiver of one event shall not be construed as continuing or a bar to or waiver of any right or remedy with respect to a subsequent event.

     IN WITNESS WHEREOF, each of the parties hereto, intending to be legally bound, has caused this Agreement to be executed and delivered by a duly authorized agent effective as of the date first above written.


PAYEE:

SUMMA INDUSTRIES, a
Delaware corporation

By:       /s/  James R. Swartwout
   ---------------------------------------------
   James R. Swartwout, President



MAKER:

P&L GROWTH INDUSTRIES, INC., a
California corporation


By:       /s/  Robert S. Levine
   ---------------------------------------------
   Robert S. Levine, Chief Executive Officer



THE COMPANY:

GST INDUSTRIES, INC., a
California corporation


By:       /s/  Robert S. Levine
   ---------------------------------------------
   Robert S. Levine,  Chief Executive Officer